Exhibit 99.8

XOMA Announces Commencement of Rights Offering

EMERYVILLE, Calif., November 19, 2018 (GLOBE NEWSWIRE) – XOMA Corporation (Nasdaq: XOMA) (“XOMA” or the “Company”) today announced it has commenced the previously announced rights offering to raise gross proceeds of approximately $20 million (the “Rights Offering”). Under the terms of the Rights Offering, the holders of XOMA’s common stock and Series X Preferred Stock as of 5:00 p.m., New York time, on November 16, 2018, the record date for the Rights Offering, are entitled to purchase up to 1,538,462 shares of common stock in the aggregate at a subscription price equal to $13.00 per share, or under certain circumstances, shares of non-voting Series Y preferred stock in lieu of common stock (collectively, the “Offered Shares”), as more fully described in the prospectus supplement, dated November 19, 2018, relating to the Rights Offering.

The offering will be fully backstopped by BVF Partners L.P., the Company’s largest stockholder, which has agreed to purchase at a minimum its as-converted pro rata share of the offering amount, and will, in addition, purchase securities not subscribed for by the Company’s other stockholders in the Rights Offering, for a total of up to $20 million. XOMA expects to use the proceeds from the Rights Offering to acquire additional potential royalty and milestone revenue streams, for working capital and other general corporate purposes.

XOMA reserves the right to modify, extend, postpone or cancel the Rights Offering at any time prior to the closing of the sale of the shares in the offering. XOMA has engaged D.F. King & Co., Inc., to act as information agent with respect to the Rights Offering. For questions regarding the rights offering, or to obtain copies of the rights offering prospectus and any related materials, please contact D.F. King & Co. at xoma@dfking.com or by telephone at +1 866-721-1324.

XOMA has filed a shelf registration statement (including a prospectus supplement) with the Securities and Exchange Commission (Reg. No. 333-223493). Before you invest, you should read the prospectus supplement and other documents XOMA has filed with the SEC for more complete information about XOMA and the Rights Offering. This announcement shall not constitute an offer to sell, or the solicitation of an offer to exercise the rights and purchase the underlying Offered Shares, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About XOMA Corporation

XOMA has built a significant portfolio of products that are licensed to and being developed by other biotech and pharmaceutical companies. The Company’s portfolio of partner-funded programs spans multiple stages of the drug development process and across various therapeutic areas. Many of these licenses are the result of XOMA’s pioneering efforts in the discovery and development of antibody therapeutics. The Company’s royalty-aggregator business model includes acquiring additional licenses to partner-funded programs. XOMA’s license portfolio has the potential to generate significant milestone payments and royalty revenue in the future. For more information, visit www.xoma.com.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “anticipates,” “expect,” “may,” “plan” or “will”. Forward-looking statements in this release include, but are not limited to, statements regarding plans, amounts and timing for the Rights Offering and BVF Partners L.P. backstop commitment, the anticipated use of proceeds derived therefrom and expectations regarding participation in the rights offering. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the availability of, and participation in, financing opportunities and the risk that the Rights Offering is not completed. These and other risks are identified in our filings with the Commission, including without limitation our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and in other filings subsequently made by the Company with the Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

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Investor contact:

Juliane Snowden

Oratorium Group, LLC

+1 646-438-9754

jsnowden@oratoriumgroup.com

Media contact:

Kathy Vincent

KV Consulting & Management

+1 310-403-8951

kathy@kathyvincent.com